As filed with the Securities and Exchange Commission on March 26, 2009
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
FORM S-8
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
DELL INC.
(Exact name of registrant as specified in its charter)

Delaware	74-2487834
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification No.)
One Dell Way
Round Rock, Texas 78682
(Address of Principal Executive Offices) (Zip Code)
DELL INC. 401(k) PLAN
(Full title of the plan)

Lawrence P. Tu	Copies to:
Senior Vice President and General Counsel	Janet Wright
Dell Inc.	Director – Corporate Legal
One Dell Way	Dell Inc.
Round Rock, Texas 78682	One Dell Way
(Name and address of agent for service)	Round Rock, Texas 78682

(512) 338-4400
(Telephone number, including area code, of agent for service)
               Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company. See definition of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☒	Accelerated filer ☐

Non-Accelerated filer ☐	Smaller reporting company ☐
(Do not check if a smaller reporting company)
CALCULATION OF REGISTRATION FEE

		Proposed maximum
Title of securities to be		offering price per share	Proposed maximum	Amount of registration
registered	Amount to be registered	(1)	aggregate offering price	fee
Common Stock, par value $0.01 per share	50,000,000 shares (2)(3)	$9.88	$494,000,000	$27,566

(1)	Estimated solely for purposes of calculating the registration fee, in accordance with Rule 457(h) under the Securities Act of 1933, on the basis of the price of securities of the same class, as determined in accordance with Rule 457(c) under the Securities Act of 1933, using the average of the high and low prices for the Common Stock as reported on The NASDAQ Stock Market on March 19, 2009.

(2)	Represents additional shares of Common Stock issuable pursuant to the Dell Inc. 401(k) Plan (the “Plan”) being registered hereby.

(3)	Pursuant to Rule 416(a) under the Securities Act of 1933, there are also being registered such additional shares of Common Stock as may become issuable pursuant to the antidilution provisions of the Plan. In addition, pursuant to Rule 416(c) under the Securities Act of 1933, this registration statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plan described herein.

EXPLANATORY NOTE
          This Registration Statement on Form S-8 (this “Registration Statement”) relating to the Dell Inc. 401(k) Plan (the “Plan”) is being filed to register additional securities of the same class as other securities for which a previously filed registration statement on Form S-8 relating to the Plan is effective.
          Pursuant to General Instruction E of Form S-8, this Registration Statement incorporates by reference the content of the Registration Statement on Form S-8 (Registration No. 333-147882) filed by Dell Inc. (“Dell” or the “Company”) with the Securities and Exchange Commission (the “SEC”) with respect to the Plan on December 7, 2007, including all attachments and exhibits thereto, with the exception of Item 3 of Part II of such prior registration statement, which is amended and restated in its entirety herein.
PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
ITEM 3. Incorporation of Certain Documents by Reference.
          The following documents have been filed with the SEC pursuant to the Securities Exchange Act of 1934 (the “Exchange Act”), by the Company, or by the Plan, and, except to the extent that information therein is deemed furnished and not filed pursuant to the Exchange Act, are incorporated herein by reference and made a part hereof:
(a) The Company’s Annual Report on Form 10-K for the fiscal year ended January 30, 2009;
(b) The Company’s Current Reports on Form 8-K filed on February 19, 2009, March 9, 2009, and;
(c) The description of the Company’s Common Stock contained in the Registration Statement on Form 8-A dated November 30, 1995, including any amendment or report filed to update such description; and
(d) The Plan’s Annual Report on Form 11-K for the year ended December 31, 2007.
          Except to the extent that information therein is deemed furnished and not filed pursuant to the Exchange Act, all documents filed by the Company or the Plan pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act subsequent to the effective date of this registration statement and prior to the filing of a post-effective amendment to this registration statement indicating that all securities offered hereby have been sold or deregistering all securities then remaining unsold shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents. Any statement contained herein or in any document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed to constitute a part of this registration statement, except as so modified or superseded.
ITEM 8.           Exhibits.
          Unless otherwise indicated below as being incorporated by reference to another filing of the Company with the SEC, each of the following exhibits is filed herewith:

Exhibit Number	Description
5.1	Copy of Internal Revenue Service determination that the plan is qualified under Section 401 of the Internal Revenue Code of 1986 (incorporated by reference to Exhibit 5 of Dell’s Registration Statement on Form S-8 filed on September 20, 2001, SEC File No. 333-69726).

23.1*	Consent of Independent Registered Public Accounting Firm.

24.1*	Power of Attorney (set forth on signature page).

99.1	Amended and Restated Dell Inc. 401(k) Plan, adopted on December 13, 2007 (incorporated by reference to Exhibit 10.5 to Dell’s Annual Report on Form 10-K for the fiscal year ended February 1, 2008, SEC File No. 0-17017).

99.2	Amendment No. 1 to Amended and Restated Dell Inc. 401(k) Plan, dated December 10, 2008 (incorporated by reference to Exhibit 10.6 to Dell’s Annual Report on Form 10-K for the fiscal year ended January 30, 2009, SEC File No. 0-17017).

*	Filed herewith.

SIGNATURES
          The Registrant. Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Round Rock, State of Texas, on the 26th day of March, 2009.

DELL INC.

By: /s/ MICHAEL S. DELL
Michael S. Dell
Chairman of the Board of Directors and
Chief Executive Officer
          Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated. Each person whose signature appears below hereby authorizes and appoints each of Michael S. Dell and Lawrence P. Tu as his or her attorney-in-fact to sign on his or her behalf individually and in the capacity stated below all amendments and post-effective amendments to this registration statement as that attorney-in-fact may deem necessary or appropriate.

Name	Title	Date

/s/ MICHAEL S. DELL	Chairman of the Board of Directors	March 26, 2009
Michael S. Dell	and Chief Executive Officer
(principal executive officer)

/s/ DONALD J. CARTY	Director	March 26, 2009
Donald J. Carty

/s/ WILLIAM H. GRAY, III	Director	March 26, 2009
William H. Gray, III

/s/ SALLIE L. KRAWCHECK	Director	March 26, 2009
Sallie L. Krawcheck

/s/ ALAN G. LAFLEY	Director	March 26, 2009
Alan G. Lafley

/s/ JUDY C. LEWENT	Director	March 26, 2009
Judy C. Lewent

/s/ THOMAS W. LUCE III	Director	March 26, 2009
Thomas W. Luce III

/s/ KLAUS S. LUFT	Director	March 26, 2009
Klaus S. Luft

/s/ ALEX J. MANDL	Director	March 26, 2009
Alex J. Mandl

/s/ MICHAEL A. MILES	Director	March 26, 2009
Michael A. Miles

/s/ SAMUEL A. NUNN, JR.	Director	March 26, 2009
Samuel A. Nunn, Jr.

/s/ BRIAN T. GLADDEN	Senior Vice President,	March 26, 2009
Brian T. Gladden	Chief Financial Officer
(principal financial officer)

/s/ THOMAS W. SWEET	Vice President, Corporate Finance	March 26, 2009
Thomas W. Sweet	(principal accounting officer)

          The Plan. Pursuant to the requirements of the Securities Act of 1933, the Dell Inc. 401(k) Plan has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Round Rock, State of Texas, on this 26th day of March, 2009.

DELL INC. 401(k) PLAN

By:	Benefits Administration Committee of the Dell Inc. 401(k) Plan

	By:	/s/ Janet Wright

Janet Wright
On behalf of the Benefits Administration Committee

EXHIBIT INDEX

Exhibit Number	Description
5.1	Copy of Internal Revenue Service determination that the plan is qualified under Section 401 of the Internal Revenue Code of 1986 (incorporated by reference to Exhibit 5 of Dell’s Registration Statement on Form S-8 filed on September 20, 2001, SEC File No. 333-69726).

23.1*	Consent of Independent Registered Public Accounting Firm.

24.1*	Power of Attorney (set forth on signature page).

99.1	Amended and Restated Dell Inc. 401(k) Plan, adopted on December 13, 2007 (incorporated by reference to Exhibit 10.5 to Dell’s Annual Report on Form 10-K for the fiscal year ended February 1, 2008, SEC File No. 0-17017).

99.2	Amendment No. 1 to Amended and Restated Dell Inc. 401(k) Plan, dated December 10, 2008 (incorporated by reference to Exhibit 10.6 to Dell’s Annual Report on Form 10-K for the fiscal year ended January 30, 2009, SEC File No. 0-17017).

*	Filed herewith.